PRESS RELEASE
Greenfield Online Announces Global Integration of
its Internet Survey Business
Wilton, CT, November 26, 2007 – Greenfield Online, Inc., (Nasdaq: SRVY), a leading Internet survey solutions and comparison shopping services provider, today announced the organizational integration of its worldwide survey business. This integration, on top of one universal panel system or UPS technology platform, enables the company to operate its European, North American and Asian Internet survey businesses as one global organization with increasing operational efficiency.
“As I mentioned on our recent financial results call, the rollout of our UPS technology platform is making it possible to fully integrate our survey business,” stated Albert Angrisani, President and Chief Executive Officer. “We believe this integration will help us achieve organizational efficiency and improved operating productivity in our European survey business.”
“We believe this integration is good for our business model and for our customers,” added Angrisani. “We can now process clients’ work on a 24/7 basis around the world using the same survey technology platform – which is what our large clients are requesting from us.”
Going forward, the global Internet survey business will be led by Keith Price, newly appointed Executive Vice President, Global Internet Survey Solutions. In this capacity, Keith will be taking over the reigns of managing the European survey business from Nicolas Metzke, Managing Director of Ciao Surveys GmbH, who after laying the foundation for this integration, has decided to move on to other professional challenges. “Keith has been a central force in growing our survey business for the last eight years and now is the right time to align the global survey business under his leadership,” continued Angrisani.
Keith Price joined the company in 1999 and was responsible for developing and executing the strategic sales initiative to convert Greenfield Online from a full service research business to the online data services and sample company it is today. Keith has been responsible for the North American sales, marketing and operations teams since November 2006, which currently comprise more than 300 individuals.
“I am looking forward to working with Richard Thornton and Alberto Abisso, the newly promoted Managing Directors of Ciao Surveys GmbH, responsible for sales and operations, respectively, to help create increased momentum for the European survey business going forward,” stated Keith Price. “With a single platform to manage our Internet survey business worldwide, I believe we are better prepared than ever to deliver global access, improved execution speed, and to meet clients’ requirements for high quality data at the best possible price.”
Managing Director Richard Thornton joined Ciao Surveys in 2003 as Sr. Research Sales Consultant and was promoted to Director for Client Development, UK/Ireland/Australia in January 2004, and established the company’s Sydney office in 2006. In 2006, Richard was promoted to take co-responsibility for directing Ciao Survey’s European client development team and assumed sole responsibility for managing the European sales team in June 2007. A graduate from the London Metropolitan University in HR and International Marketing, Richard started his career at CAP Ventures, a Strategic Marketing Research and Consultancy organization.
Managing Director Alberto Abisso joined Ciao Surveys in 2005, as Vice President Operations, and is responsible for a team of more than 80 project delivery employees located in Germany, the UK, Romania, and Australia handling all project delivery for European sample. Alberto joined Ciao Surveys from American Power Conversion where he lastly served as EMEA Service Manager leading a post sales organization of more than 100 employees across fifteen locations. A graduate of Politecnico di Milano, Alberto began his career at Asea Brown Boveri (ABB) Research and Development Center in Milan (Italy).
Continued Angrisani: “In July 2006, we asked Nicolas to step in and manage the bifurcation of the Internet survey solutions and comparison shopping businesses on the European side and to lay the foundation for global integration of the survey business by implementing UPS in Europe. Nicolas has done a great job managing the business through this transition phase, and after eight years of dedicated service, I respect his decision to move on. Nicolas is an entrepreneur and I thank him for his contributions and wish him success in the future.
Said Nicolas Metzke: “I would like to thank all of my colleagues at Ciao for their hard work and support. I feel I have fulfilled my personal goals. The past eight years at Ciao were very rewarding – years where we grew the business into the leading player in Europe. I am very proud of the company’s accomplishment and believe there are many opportunities still ahead for Ciao Surveys, and I am confident that the team in place is in an excellent position to deliver on them.”
Mr. Metzke will resign as Managing Director of Ciao Surveys GmbH, effective December 31, 2007 and his employment will end on the same day.
As indicated on the company’s recent financial results call, Global Supply is now consolidated under Hugh Davis, Executive Vice President and Co-Founder, who continues to report to the CEO. The success of the company’s global respondent supply program has been an ongoing and important element of the company’s successful client satisfaction and data quality initiatives.
Other organizational consolidations of note include the following: Global technology in the Internet survey solutions business will be managed by David St. Pierre, Global Chief Technology Officer, reporting to the CEO. Global marketing will be managed by Janice Caston, Assistant Vice President of Marketing, reporting to the Executive Vice President, Global Internet Survey Solutions. Asia, led by Andy Ellis, Managing Director Asia, has been integrated into our global technology platform and continues to report to the CEO.
The company expects to incur a one-time charge of between approximately $0.5 million and $1.0 million during the fourth quarter of 2007 related to the Metzke transition, as well as other anticipated changes in personnel and facilities downsizing. Such costs will be recorded as incurred.
About Greenfield Online, Inc.
Greenfield Online, Inc. headquartered in Wilton, CT, supplies the increasingly urgent demand of industry for better understanding of consumers around the world. Our proprietary innovative technology enables us to collect thousands of consumer opinions quickly and accurately, and to organize them into actionable form. We do this through our Internet survey solutions business in North America and Europe by collecting, organizing and selling consumer opinions via survey responses for our marketing research and end-user company clients on a global basis. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content via product and merchant reviews that help consumers and visitors to our Ciao portals compare prices and make purchasing decisions. For more information visit http://www.Greenfield.com or http://www.ciao-group.com. To join the panel to take surveys, visit http://www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Cautionary Note Regarding Forward Looking Statements.
Certain statements contained in this press release constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the effects of the global integration and UPS system roll out on the company’s ability to increase its organizational efficiency and achieve improved operating productivity in its European survey business, as well as statements regarding our ability to better serve clients with global access, improved execution and high quality data, statements regarding charges expected to be incurred during the fourth quarter 2007 related to the Metzke transition, as well as other anticipated changes in personnel and facilities downsizing, as well as predictions relating to our future financial performance; in addition to other statements relating to our future operations, services and products. In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about our business operations, future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our ability to successfully complete the roll out of the global integration and UPS system, our ability to achieve improved organizational efficiency and operating productivity in our European business, our ability to better serve clients with global access, improved execution and high quality data, and risks related to the size and timing of the charges expected to be incurred during the fourth quarter 2007 as a result of the Metzke transition, and charges related to other anticipated changes in personnel and facilities downsizing, as well as other important factors detailed in the “Risk Factors” section of our Annual Reports on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission and which are available at http://www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.